                                                                   EXHIBIT 10.10


                               INDEMNITY AGREEMENT

      This Indemnity Agreement, dated as of________________________ , 199_, is made by and between Deltek Systems, Inc., a Virginia corporation (the "Company"), and ______________________(the "Indemnitee").

                                    RECITALS

      A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers.

      B. The Company's Articles of Incorporation provide for mandatory indemnification of any director or officer of the Company who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Company) because (i) he or she is or was a director or officer of the Company or (ii) he or she is or was serving the Company or other legal entity in any capacity at the request of the Company while a director or officer of the Company, against all liabilities and expenses incurred in connection with such proceeding, except such liabilities as are incurred because of such individual's willful misconduct or knowing violation of criminal law.

      C. The Company's Articles of Incorporation authorize the Company to enter into agreements to indemnify its officers and directors to the fullest extent permitted by the Articles of Incorporation and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

      D. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company.

      E. Indemnitee is willing to serve, or to continue to serve, the Company so long as he is furnished the indemnity provided for in the Company's Articles of Incorporation.

      F. The parties hereto desire to set forth certain understandings regarding the Company's obligation to indemnify and advance expenses as provided in the Company's Articles of Incorporation.


                                    AGREEMENT

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Definitions.

            (a) Agent. For the purposes of this Agreement, "agent" of the Company means any person who is or was a director or officer of the Company.

            (b) Articles of Incorporation. For the purposes of this Agreement, "Articles of Incorporation" means the Company's Articles of Incorporation as amended and in effect on the date of this Agreement, a copy of which is attached hereto as Exhibit A and incorporated by reference herein.

            (c) Expenses. For purposes of this Agreement, "expenses" include counsel fees, expert witness fees, and costs actually and reasonably incurred by the Indemnitee in connection with either the investigation, litigation or appeal of a proceeding, as well as any amounts expended in asserting a claim for indemnification.

            (d) Proceeding. For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit, proceeding or appeal, whether civil, criminal, administrative, or investigative and whether formal or informal.

      2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or until such time as he tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

      3. Liability Insurance.

            (a) Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

            (b) Rights and Benefits. In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer.

            (c) Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

      4. Mandatory Advancement of Expenses.

            (a) Unless a determination is made pursuant to Section 8.3(f) of the Company's Articles of Incorporation that indemnification is not permissible and subject to Section 4(b) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that the Indemnitee is not entitled to be indemnified by the Company. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company.

            (b) The Company shall not be obligated to indemnify the Indemnitee for any amounts paid in settlement of a proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld.

      5. Notice and Other Indemnification Procedures.

            (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company pursuant to Article 8 of the Company's Articles of Incorporation, notify the Company of the commencement or threat of commencement thereof.

            (b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 5(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

            (c) In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in any such proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

      6. Subrogation. In the event of payment under this Agreement or pursuant to Article 8 of the Company's Articles of Incorporation, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

      7. Survival of Rights.

            (a) No amendment, modification or repeal of Article 8 of the Company's Articles of Incorporation shall diminish or have any effect on the rights provided hereunder or thereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

            (b) The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement and the Company's obligations under Article 8 of the Company's Articles of Incorporation in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

      8. Severability. If any provision of provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      9. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      10. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

      11. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the Commonwealth of Virginia without regard to its conflicts of laws principles.

      12. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the Commonwealth of Virginia for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the Commonwealth of Virginia.

      The parties hereto have entered into this Agreement effective as of the date first above written.

                                          COMPANY:

                                          DELTEK SYSTEMS, INC.

                                          By ___________________________

                                          Title ________________________

                              Address:    8280 Greenboro Drive
                                          McLean, Virginia 22102

                                          INDEMNITEE:

                                          ____________________________________

                                          [Indemnitee's Printed Name]

                              Address:    ____________________________________


                                          ____________________________________

                                    Exhibit A


                            Articles of Incorporation